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                                                                    Exhibit 23.8



                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



We consent to the reference to our firm under the caption "experts" and to the use of our report dated March 10, 2000, with respect to the financial statements of Grey Wolf Exploration Inc. for the years ended December 31, 1999 and 1998 incorporated by reference in Amendment No. 2 to Registration Statement No. 333-62934 of Abraxas Petroleum Corporation on Form S-4 and related prospectus of Abraxas Petroleum Corporation for the registration of 3,968,488 shares of its common stock.


Calgary, Canada                                        /s/ ERNST & YOUNG LLP
July 25, 2001                                           Chartered Accountants